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                                                                   Exhibit 10.18


                                 EMPLOYMENT AGREEMENT

     This EMPLOYMENT AGREEMENT is made as of the 30th day of October, 1996 by NAC Re Corp., a Delaware corporation having its principal office in Greenwich, Connecticut, NAC Reinsurance Corporation, a New York corporation having its principal office in Greenwich, Connecticut (NAC Re Corp. and NAC Reinsurance Corporation being hereinafter sometimes collectively referred to as "Employer"), and Nicholas M. Brown, Jr., a resident of Minnetonka, Minnesota ("Executive").

                                 W I T N E S S E T H

     WHEREAS, Executive is expected to make major contributions to the business of Employer;

     WHEREAS, Employer recognizes that Executive is capable of assuming the position of Chief Executive Officer of NAC Reinsurance Corporation;

     WHEREAS, Employer desires to ensure the continuity of its management and to establish an orderly transition procedure with respect to the positions of Chairman and Chief Executive Officer of NAC Re Corp.; and

     WHEREAS, Executive is willing to make his services available to Employer and to carry out the duties of Executive's positions and offices, subject to the terms and conditions set forth below.

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, Employer and Executive, intending to be legally bound, do hereby agree as follows:

     1. CERTAIN DEFINED TERMS. In addition to terms defined elsewhere herein, the following terms shall have the following meanings when used in this Agreement with initial capital letters:

          (a) "Annual Incentive Plan" shall mean the Annual Incentive Plan of the Employer.

          (b)  "Board" shall mean the Board of Directors of NAC Re Corp.

          (c) "Cause" shall mean Executive's willful breach of duty in the course of his employment or Executive's habitual neglect of his employment duties in a manner that materially impacts the business or reputation of Employer unless such breach or neglect is of a nature that reasonably can be corrected and is fully corrected within sixty (60) days following written notice to Executive in respect thereof. For purposes of this Section 1(c), no act, or failure to act, on


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Executive's part shall be deemed "willful" unless done, or omitted to be done, by Executive not in good faith and without reasonable belief that his action or omission was in the best interest of Employer. Notwithstanding the foregoing, Executive shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to Executive a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters (3/4) of the entire membership of the Board at a meeting of the Board called and held for such purpose (after reasonable notice to Executive and an opportunity for Executive, together with Executive's counsel, to be heard before the Board), finding that, in the good faith opinion of the Board, Executive was guilty of conduct set forth above in this Section 1(c) and specifying the particulars thereof in detail.

          (d) "Change in Control" shall mean a change in control of NAC Re Corp. of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), whether or not NAC Re Corp. is then subject to such reporting requirements; provided that, without limitation, such a Change in Control shall be deemed to have occurred if (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as determined for purpose of Regulation 13D-G under the Exchange Act as currently in effect), directly or indirectly, of securities of NAC Re Corp. representing thirty percent (30%) or more of the combined voting power of the then outstanding securities of NAC Re Corp.; or (ii) during any period of two (2) consecutive years (not including any period prior to the execution of this Agreement), individuals who at the beginning of such period constitute the Board and any new director, whose election to the Board or nomination for election to the Board by the stockholders of NAC Re Corp. was approved by a vote of at least two-thirds (2/3) of the directors then still in office either who were directors at the beginning of such period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the Board; or (iii) the stockholders of NAC Re Corp. approve a merger or consolidation of NAC Re Corp. with any other corporation, other than a merger or consolidation which would result in the holders of the voting securities of NAC Re Corp. outstanding immediately prior thereto holding immediately thereafter securities representing more than eighty percent (80%) of the combined voting power of the voting securities of NAC Re Corp. or such surviving entity outstanding immediately after such merger or consolidation; or (iv) the stockholders of NAC Re Corp. approve a plan of complete liquidation of NAC Re Corp. or an agreement for the sale or disposition by NAC Re Corp. of all or substantially all the assets of NAC Re Corp.

          (e)  "Code" shall mean the Internal Revenue Code of 1986, as amended.

          (f) "Common Stock" shall mean the common stock, ten cents (10CENTS) par value, of NAC Re Corp.

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                                        -3-

          (g) "Compensation" shall mean the sum of (i) Executive's annual base salary pursuant to Section 5(a) hereof and (ii) Executive's annual bonus at target pursuant to Section 5(c) hereof.

          (h) "Compensation Committee" shall mean the Compensation Committee of the Board.

          (i) "Disability" shall mean permanent and total disability as such term is defined under Section 22(e)(3) of the Code. Any question as to the existence of Disability upon which Executive and Employer cannot agree shall be determined by a qualified independent physician selected by Executive (or, if Executive is unable to make such selection, such selection shall be made by any adult member of Executive's immediate family or Executive's legal representative), and approved by Employer, said approval not to be unreasonably withheld. The determination of such physician made in writing to Employer and to Executive shall be final and conclusive for all purposes of this Agreement.

          (j)  "Effective Date" shall mean November 11, 1996.

          (k) "Final Average Compensation" shall mean Executive's highest average annual Compensation earned during any consecutive thirty-six (36) complete months (or lesser actual period of receiving Compensation) during the period of sixty (60) complete months (or lesser actual period of receiving Compensation) immediately preceding Executive's termination of employment with Employer.

          (l) "Good Reason" shall mean the occurrence, without Executive's express written consent, of any of the following circumstances unless, in the case of paragraphs (i), (vi), (vii), or (viii), such circumstances are fully corrected within sixty (60) days following Executive's written notice to Employer in respect thereof:

               (i) the assignment to Executive of any duties inconsistent with his offices and status as of the Effective Date (or any offices and status to which Executive has been promoted at the time), or a substantial diminution in the nature or status of Executive's responsibilities;

               (ii) the failure of Executive to be appointed, on the schedules set forth in Sections 2 and 3 hereof, Chief Executive Officer of NAC Re Corp. or Chairman of the Board;

               (iii) a reduction in Executive's annual base salary as in effect on the Effective Date, on March 1, 1997 or as the same may be increased from time to time;

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               (iv)   in the event of a Change in Control, any circumstances
in which Executive is not Chief Executive Officer of a publicly traded, independent reinsurance company;

               (v) the relocation of the office in which Executive is located on the Effective Date to a location more than forty-five (45) miles therefrom;

               (vi) a material reduction in the aggregate benefits and compensation provided to Executive under Employer's employee pension and welfare benefit plans and incentive compensation, stock option and stock ownership plans;

               (vii) the failure of Employer to obtain a satisfactory agreement from any successor to assume and agree to perform this Agreement, as contemplated in Section 11 hereof; or

               (viii) any purported termination of Executive's employment by Employer for Cause for which Executive is not given notice of such termination in accordance with Section 1(c) hereof; for purposes of this Agreement, no such purported termination shall be effective.

Executive's continued employment shall not constitute consent to, or a waiver of rights with respect to, any circumstance constituting Good Reason hereunder. In the event of a termination of Executive's employment by Executive for Good Reason, Executive shall provide Employer not less than sixty (60) days' notice of such termination. Such notice shall indicate that such termination is for Good Reason and shall set forth in reasonable detail the facts and circumstances claimed to provide the basis for Executive's termination for Good Reason. If within sixty (60) days following the date on which such notice of termination is given, Employer notifies Executive that a dispute exists concerning the grounds for termination, the date of termination for determining the timing of any obligation under this Agreement shall be the date on which the dispute is finally determined, either by mutual written agreement of the parties or by arbitration pursuant to Section 15 hereof; provided, further, that the date of termination shall be extended by a dispute only if such notice of dispute is given in good faith and Employer pursues the resolution of such dispute with reasonable diligence. Notwithstanding the pendency of any such dispute, Employer will continue to pay Executive his full compensation in effect when the notice giving rise to the dispute was given (including, but not limited to, annual base salary) and continue Executive as a participant in all other incentive compensation, benefit and insurance plans in which Executive was participating when the notice giving rise to the dispute was given, until the dispute is finally resolved in accordance with this Section 1(1), unless resolution of such dispute is unreasonably delayed by Executive. Amounts paid under this
Section 1(1) are in addition to all other amounts due under this Agreement and shall not be offset against or reduce any other amounts due under this Agreement.

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          (m)  "Grant Date" shall mean the date on which the Board or the
Compensation Committee approves the grant of a non-qualified option to purchase Common Stock (or a stock appreciation right) or the award of restricted Common Stock to Executive.

          (n)  "Long-Term Incentive Plan" shall mean the Long-Term Incentive
Plan.

          (o)  "Term" shall mean the term provided in Section 4 hereof.

     2. EMPLOYMENT; DUTIES; MANAGEMENT SUCCESSION. Commencing on the Effective Date, Executive shall be employed as President and Chief Operating Officer of NAC Re Corp. and as President and Chief Executive Officer of NAC Reinsurance Corporation, and Executive agrees to carry out and perform all the duties and responsibilities that are normally performed and pertinent to these positions and that may be communicated to him from time to time by the Chief Executive Officer of NAC Re Corp. or by the Board. Between the Effective Date and December 1999, Executive shall work in cooperation with the Chief Executive Officer of NAC Re Corp. to effect the orderly transition of responsibility as Chief Executive Officer of NAC Re Corp. to Executive, as shall be determined by mutual agreement; provided, however, that nothing contained in this Agreement shall confer upon Executive any right to be appointed Chief Executive Officer of NAC Re Corp., to be retained as President and Chief Operating Officer of NAC Re Corp. or as President and Chief Executive Officer of NAC Reinsurance Corporation, or to be retained as an employee of Employer in any other capacity.

     3. DIRECTORSHIPS. As soon as practicable following the Effective Date, Executive shall be appointed to the Boards of Directors of NAC Reinsurance Corporation, Greenwich Insurance Company, and Indian Harbor Insurance Company. As soon as practicable following the Effective Date, Executive shall also be appointed to the Board, subject to re-election to such position on the Board by vote of the shareholders of NAC Re Corp. Not later than July 2000, Executive shall be considered for election as Chairman of the Board.

     4. TERM. The term of this Agreement shall commence on the Effective Date and shall continue through December 31, 2001, unless terminated earlier pursuant to Section 7 hereof.

     5.   COMPENSATION AND BENEFITS DURING THE TERM.

          (a) BASE SALARY: Executive's annual base salary shall be FOUR HUNDRED SEVENTY-FIVE THOUSAND DOLLARS ($475,000.00), shall be FIVE HUNDRED THOUSAND DOLLARS ($500,000.00) effective March 1, 1997, and shall be reviewed annually commencing March 1998 in conjunction with normal salary administration. Any increases will be based on Executive's achievement of goals, performance of Employer and prevailing competitive

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                                        -6-

conditions. Upon any appointment of Executive as Chief Executive Officer of NAC Re Corp., Executive's annual base salary shall be increased based upon prevailing competitive conditions.

          (b) SIGN-ON BONUS: On January 15, 1997, Executive shall be paid TWO HUNDRED TWENTY-FIVE THOUSAND DOLLARS ($225,000.00) in cash and shall be issued five thousand (5,000) shares of Common Stock upon payment of their par value.

          (c) ANNUAL BONUS OPPORTUNITY: During the Term, Executive shall participate in the Annual Incentive Plan at a target of 45% (0-90% opportunity) of annual base salary earned during the year. The first opportunity for a bonus under the Annual Incentive Plan shall be in March 1998, based on 1997 performance in accordance with the terms of the Annual Incentive Plan and the determination of the Compensation Committee.

          (d) LONG-TERM BONUS OPPORTUNITY: During the Term, Executive shall participate in the Long-Term Incentive Plan at a target of 55% (0-110% opportunity) of average annual base salary earned during the applicable performance period; provided, however, that for any performance period in which Executive has not received annual base salary during the entire period, annual base salary during any partial year shall be annualized, and provided, further, that the target shall be 60% (0-120% opportunity) of annual base salary upon any appointment of Executive as Chief Executive Officer of NAC Re Corp. The first opportunity for a bonus under the Long-Term Incentive Plan shall be in March 1998, based on 1995-1997 performance in accordance with the terms of the Long-Term Incentive Plan.

          (e)  INITIAL STOCK OPTION GRANT:

               (i) On or prior to the Effective Date, Executive shall be granted stock appreciation rights, which will automatically convert into non-qualified options on the second anniversary of the Effective Date, ("SARs") with respect to one hundred thousand (100,000) shares of Common Stock, twenty percent (20%) of which shall vest on each of the five (5) anniversaries of the Grant Date, provided that Executive is employed by Employer on those dates. The exercise price of the foregoing SARs shall be the fair market value of a share of Common Stock on the Grant Date.

               (ii) On or prior to the Effective Date, Executive shall also be granted SARs with respect to fifty thousand (50,000) shares of Common Stock, which will vest on the sixth anniversary of the Grant Date; provided, however, that fifty percent (50%) shall vest on the date, if earlier, on which there has occurred an increase of twelve percent (12%) or more in the price of a share of Common Stock from such price on the Grant Date, and fifty percent (50%) shall vest on the date, if earlier, on which there has
occurred an  increase of   twenty-five  (25%)  or  more  in  the  price  of
a share  of  Common Stock  from  such  price  on  the  Grant  Date; provided,

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                                        -7-

however, that Executive is employed by Employer on such dates and provided, further, that such vesting in no case shall occur prior to six (6) months following the Grant Date. The exercise price of the foregoing SARs shall be the fair market value of a share of Common Stock on the Grant Date.

               (iii) Options or SARs granted pursuant to this Agreement shall be subject to the terms and conditions of the Company's stock option plans and shall expire, unless exercised, ten (10) years following the Grant Date. Vested SARs may not be exercised while Executive is employed by Employer prior to conversion of SARs to non-qualified options.

          (f) ANNUAL STOCK OPTION GRANT: Executive shall be given the opportunity to be granted additional options or SARs with respect to shares of Common Stock with an underlying market value at the time of grant of 100-125% of Executive's annual base salary at the time of grant in accordance with and commencing upon Employer's next regular grant of options following the Effective Date; provided, however, that nothing contained in this Section 5(f) shall confer upon Executive any right to such additional options or SARs.

          (g) RESTRICTED STOCK GRANT: On or prior to the Effective Date, Executive shall be granted fifteen thousand (15,000) shares of restricted Common Stock, one-third (1/3) of which shall vest on the date on which there has occurred an increase of fifteen percent (15%) or more in the price of a share of Common Stock from the price on the Grant Date, one-third (1/3) of which shall vest on the date on which there has occurred an increase of thirty percent (30%) or more in the price of a share of Common Stock from the price on the Grant Date, and one-third (1/3) of which shall vest on the date on which there has occurred an increase of forty-five percent (45%) or more in the price of a share of Common Stock from the price on the Grant Date; provided, however, that Executive is employed by Employer on such dates and provided, further, that such vesting in no case shall occur prior to six (6) months following the Grant Date. On or prior to the Effective Date, Executive also shall be granted five thousand (5,000) shares of restricted Common Stock, twenty percent (20%) of which shall vest on each of the five (5) anniversaries of the Grant Date; provided, however, that Executive is employed by Employer on such dates.

          (h)  RETIREMENT BENEFIT:

               (i) If Executive retires from employment with Employer on or after attaining age fifty-five (55), Executive shall be paid a lifetime annual retirement benefit, commencing within thirty (30) days following the date of such retirement, equal to fifty percent (50%) of Executive's Final Average Compensation, reduced by benefits from any defined benefit pension plans maintained by Employer and any defined benefit pension plans maintained by any previous employers. Any retirement benefit that is payable prior to age sixty (60) shall be reduced by five percent (5%) per year to reflect its expected period of payment. The benefit will be paid to

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                                        -8-

Executive for his lifetime and, upon his death, fifty percent (50%) of his benefit will be paid to his surviving spouse, if any, for her lifetime.

               (ii) If Executive terminates employment with Employer prior to attaining age fifty-five (55), Employer shall provide Executive with a benefit equal to that which he would have received under the NAC Re Corp. Benefits Equalization Plan had four (4) years been added to his actual service with Employer, such benefit being reduced by his actual benefit under the NAC Re Corp. Benefits Equalization Plan and the NAC Re Corp. Retirement Plan. In the event of Executive's death prior to attaining age fifty-five
(55), a benefit shall be paid to the Executive's surviving spouse, if any, as provided under the terms of the NAC Re Corp. Benefits Equalization Plan and the NAC Re Corp. Retirement Plan, with credit for the four (4) additional years of service as contemplated in the preceding sentence.

               (iii) No benefit shall be payable pursuant to this Section 5(h) if Executive's employment is terminated for Cause, if Executive terminates employment prior to attaining age fifty-five (55) without Good Reason, or if Executive shall violate any of the provisions of Section 8 hereof.

               (iv) The administration and interpretation of the benefit payable pursuant to this Section 5(h) shall be determined by the independent actuary of the Employer, whose interpretations and decisions shall be final and binding on all persons.

          (i) RELOCATION: Employer shall relocate Executive to the Greenwich, Connecticut area in accordance with the relocation policy attached hereto. In addition, Employer shall pay to Executive a mortgage subsidy of two percent (2%), for a term not to exceed five (5) years, on a home mortgage loan of up to seven hundred fifty thousand dollars ($750,000). Employer shall pay to Executive, with respect to any payments in connection with relocation that are subject to federal, state or local taxation, an additional amount so that Executive shall incur no such taxes with respect to such payments.

          (j) PENSION AND WELFARE BENEFIT PROGRAMS: Executive shall be entitled to participate, on a basis and to the extent consistent with Executive's senior executive position, in any employee pension or welfare benefit plan, employee stock purchase plan and other so-called fringe benefit programs from time to time in effect for the benefit of employees of Employer generally and/or for any group of employees of which Executive is a member, provided that Executive meets the eligibility requirements of any such plan or program.



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                                        -9-

          (k) OTHER EXECUTIVE BENEFITS: During the Term, Employer shall (i) provide Executive with an automobile of a make and model commensurate with Executive's position and shall pay all costs of insurance, maintenance and operation for such automobile; (ii) provide Executive with reasonable financial planning and tax services; and (iii) reimburse Executive for reasonable club dues and initiation fees at a club of Executive's choice which is important to the conduct of the business of Employer and which is used for business purposes.

     6. OTHER ACTIVITIES. During the Term, Executive is expected to devote to Employer's business his full business time and attention so as to assure full and efficient performance of Executive's duties hereunder. During the Term, Executive shall not, without Employer's prior written consent, engage or participate, directly or indirectly, in any other business as a sole proprietor, partner, employee, officer, shareholder, trustee, advisor or consultant, or accept appointment or election as a director or in any other fiduciary or honorary capacity in any other business, venture or project; provided, however, that nothing in this Agreement shall preclude Executive from devoting nonbusiness time and efforts to charitable, social and civic matters to the extent that such activities do not interfere with Executive's performance of his duties under this Agreement and provided, further, however, that Executive shall not be precluded from making investments as described in the proviso to the first sentence of Section 8(a) hereof.

     7. TERMINATION. Executive's employment under this Agreement may be terminated by Employer at any time without prior notice, subject to the requirement of prior notice if such termination is for Cause. Executive's employment under this Agreement may be terminated by Executive upon not less than three (3) months' prior notice, other than in the case of termination on account of Executive's unforeseen health problems, Disability or Good Reason. If Executive's employment under this Agreement is terminated, the following provisions shall apply:

          (a) TERMINATION OF EMPLOYMENT BY EMPLOYER FOR A REASON OTHER THAN CAUSE OR BY EXECUTIVE FOR GOOD REASON: If, before the end of the Term, Employer terminates Executive's employment for a reason other than Cause, or if Executive terminates employment on account of Good Reason, Employer shall pay to Executive, within thirty (30) days following the date of such termination, a lump sum amount equal to three (3) times the sum of (i) Executive's then annual base salary plus (ii) the amounts that would be paid to Executive under the Annual Incentive Plan and the Long-Term Incentive Plan at Executive's targets for the year or performance period, as the case may be, during which such termination occurs.

          (b) TERMINATION OF EMPLOYMENT BY EMPLOYER FOR CAUSE, BY EXECUTIVE OTHER THAN FOR GOOD REASON OR ON ACCOUNT OF DEATH OR DISABILITY: If Executive's employment is terminated by Employer for Cause, by Executive other than for Good Reason, or on account of Executive's death or Disability, Executive, or his estate in the case of his death, shall receive from Employer

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                                       -10-

within thirty (30) days following the date of termination a lump sum amount equal to Executive's annual base salary which is accrued but unpaid as of the date of termination.

          (c)  TERMINATION OF EMPLOYMENT AFTER A CHANGE IN CONTROL BY
EMPLOYER OTHER THAN FOR CAUSE OR BY EXECUTIVE FOR GOOD REASON: If, after a Change in Control, Executive's employment is terminated by Employer other than for Cause or by Executive for Good Reason, Employer shall pay to Executive, within thirty (30) days following such termination, a lump sum amount equal to the sum of (i) Executive's annual base salary which is accrued but unpaid as of the date of termination plus (ii) the portions, if any, of amounts under the Annual Incentive Plan and Long-Term Incentive Plan that were earned by Executive but unpaid as of the date of termination plus
(iii) 2.99 times the sum of (A) Executive's then annual base salary plus (B) the amounts that would be paid to Executive under the Annual Incentive Plan and the Long-Term Incentive Plan at Executive's targets (as such targets were in effect prior to the Change in Control) for the year or performance period, as the case may be, during which such termination occurs, and Executive shall vest in all issued but unvested restricted Common Stock and granted but unvested options to acquire Common Stock then held by Executive. If an excise tax under Section 4999 of the Code or any comparable tax that is in excess of ordinary federal income taxes, as may be in effect from time to time, is imposed on amounts paid to Executive hereunder, then Executive shall be reimbursed by Employer in an amount equal to such excise tax and any further tax due on amounts reimbursed hereunder within five (5) days after Executive's submission to Employer of a notice of Executive's payment thereof.

          (d) NON-EXCLUSIVITY OF RIGHTS: Nothing in this Agreement shall prevent or limit Executive's present or future participation in any benefit, bonus, incentive, or other plan or program provided by Employer for which Executive may qualify, nor shall this Agreement limit or otherwise affect rights that Executive may have under any stock option or other agreements with Employer. Amounts or benefits that are vested or that Executive is otherwise entitled to receive under any plan or program of Employer at, or subsequent to, the date of termination of Executive's employment shall be payable in accordance with such plan or program; provided, however, that any compensation and benefits received by Executive pursuant to this Agreement shall be in lieu of (but, if necessary to give effect to this provision, shall be reduced by) any and all compensation and benefits that Executive is entitled to receive or may become entitled to receive under any reduction in force or severance pay plan, program or practice that Employer now has in effect or may hereafter put into effect and shall be applied toward satisfying any severance pay and benefits required under federal or state law to be paid or provided to Executive.

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                                       -11-

     8.   NON-COMPETITION; CONFIDENTIAL INFORMATION.

          (a) Executive agrees that, during the Term, and if Executive's employment is terminated by Executive other than for Good Reason, for a period of eighteen (18) months following the date of termination of this Agreement, Executive shall not (i) engage anywhere within the geographical areas in which NAC Re Corp. and its subsidiaries (for purposes of this Section 8, the "NAC Re Group") have conducted their business operations as of the Effective Date or at any time prior to the date of termination of Executive's employment, directly or indirectly, alone or as a shareholder, principal, agent, partner, officer, director, employee or consultant of any other organization, in the business conducted by the NAC Re Group as a material component of its operations including, without limitation, insurance or reinsurance (the "Designated Industry") in direct competition with the NAC Re Group; provided, however, that it is acknowledged and agreed that this
Section 8(a)(i) does not prohibit Executive from engaging in the insurance business where the Executive is only incidentally engaged in any activity which is a material component of the operations of the NAC Re Group; (ii) divert to any competitor of the NAC Re Group in the Designated Industry any customer of the NAC Re Group; or (iii) solicit or encourage any officer, employee or consultant of the NAC Re Group to leave their employ for employment by or with any competitor of the NAC Re Group in the Designated Industry; provided, however, that Executive may invest in stocks, bonds, or other securities of any similar business in the Designated Industry (but without otherwise participating in such Designated Industry) if (A) such stocks, bonds, or other securities are listed on any national or regional securities exchange or have been registered under Section 12(g) of the Exchange Act; and (B) his investment does not exceed, in the case of any class of the capital stock of any one issuer, one percent (1%) of the issued and outstanding shares, or, in the case of other securities, one percent (1%) of the aggregate principal amount thereof issued and outstanding. If at any time the provisions of this Section 8 shall be determined to be invalid or unenforceable, by reason of being vague or unreasonable as to area, duration or scope of activity, this Section 8 shall be considered divisible and shall become and be immediately amended to only such area, duration and scope of activity as shall be determined to be reasonable and enforceable by the court or other body having jurisdiction over the matter; and Executive agrees that this Section 8, as so amended, shall be valid and binding as though any invalid or unenforceable provision had not been included herein. Nothing in this Section 8 shall prevent or restrict Executive from engaging in any business or industry other than the Designated Industry in any capacity.

          (b) Executive shall not at any time after the date of termination of employment reveal to anyone other than authorized representatives of the NAC Re Group, or use for Executive's own benefit, any trade secrets, customer information or other information that has been designated as confidential by the NAC Re Group or is understood by Executive to be confidential without the written authorization of the Board in each instance, unless such information is or becomes available to the public or is otherwise public knowledge or in the public domain for reasons other than Executive's acts or omissions.

          (c)  If Executive breaches any of the obligations under this
Section 8, Employer shall have no further compensation or benefit obligations pursuant to this Agreement or pursuant to the Annual Incentive Plan or the Long-Term Incentive Plan but shall remain obligated for compensation and benefits for periods prior to such breach as provided in any other plans, policies or practices then applicable to Executive in accordance with the terms thereof. Executive hereby acknowledges that Employer's remedies at law for any breach of Executive's obligations under this Section 8 would be inadequate, and Executive and Employer agree that, in addition to any other remedies provided for herein or otherwise available at law, temporary and permanent injunctive relief may be granted in any proceeding which may be properly brought by Employer to enforce the provisions of this Section 8 without the necessity of proof of actual damages.

     9. NO MITIGATION OBLIGATION; NO SET-OFF OR COUNTERCLAIMS: In no event shall Executive be obligated to seek other employment by way of mitigation of the amounts payable to Executive under any of the provisions of this Agreement. Any amounts that may be earned by Executive other than from Employer shall not reduce Employer's obligation to make any payments hereunder. The amounts payable by Employer hereunder shall not be subject to any right of set-off that Employer may assert against Executive.

     10. TAXES. Employer may withhold from any amounts payable under this Agreement all federal, state, city, or other taxes as Employer is required to withhold pursuant to any law, regulation or ruling. Executive shall bear all expense of, except as otherwise contemplated herein, and be solely responsible for, all federal, state, local or foreign taxes due with respect to any payment received hereunder.

     11.  SUCCESSORS AND BINDING AGREEMENT.

          (a) Employer will require any successor, whether direct or indirect, by purchase, merger, consolidation or otherwise to all or substantially all of the business and/or assets of Employer, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that Employer is required to perform it. Failure of Employer to obtain such assumption and agreement prior to the effectiveness of any such succession shall be a breach of this Agreement and shall entitle Executive to compensation from Employer in the same amount and on the same terms as Executive would be entitled hereunder if Executive had terminated his employment for Good Reason following a Change in Control, except that for purposes of implementing the foregoing, the date on which any such succession becomes effective shall be deemed the date on which Executive's employment with Employer was terminated. As used in this Agreement,

"Employer" shall include any successor to Employer's business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise.

          (b) This Agreement shall inure to the benefit of, and be enforceable by, Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If Executive dies while any amount is still payable hereunder, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to Executive's devisee, legatee or other designee or, if there is no such designee, to Executive's estate.

     12. NOTICES. For the purpose of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered mail, return receipt requested, postage prepaid, addressed to the respective addresses set forth below, provided that all notices to Employer shall be directed to the attention of the Office of the General Counsel of NAC Re Corp., or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon receipt:

          Employer:

          NAC Re Corp.
          Office of the General Counsel
          One Greenwich Plaza
          P.O. Box 2568
          Greenwich, CT 06386-2568

          Executive:

          Nicholas M. Brown, Jr.,
          5600 Bristol Lane
          Minnetonka, Minnesota 55343

     13. GOVERNING LAW. The validity, interpretation, construction, and performance of this Agreement shall be governed by and construed in accordance with the substantive laws of the State of New York, without giving effect to the principles of conflict of laws of such State, to the extent not preempted by applicable federal law.

     14. VALIDITY. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

     15. ARBITRATION. Any dispute arising out of or in any way relating to this Agreement or Executive's employment with Employer, including, without limitation, any claims Executive may assert under the Age Discrimination in Employment Act of 1967, as amended, shall be resolved by arbitration in Connecticut through the Stamford, Connecticut office of the American Arbitration Association in accordance with the Model Employment Arbitration Procedures of the American Arbitration Association except to the extent such provisions are modified as hereinafter provided. The arbitration proceeding shall be conducted by three (3) arbitrators. Executive and Employer shall each designate one (1) arbitrator, each of whom shall be an attorney admitted to practice in one or more states who has ten (10) or more years of experience in employment matters, and the arbitrators so selected shall thereafter designate a third arbitrator (who shall be a member of the National Academy of Arbitrators) by mutual agreement. The arbitrators shall have no authority to modify any provision of this Agreement or to award a remedy for a dispute involving this Agreement other than a benefit specifically provided under or by virtue of this Agreement. The decision of the arbitrators shall be final and binding on Employer and Executive. Employer and Executive shall each pay their own legal fees associated with arbitration proceedings hereunder, but the fees of the arbitrators and any other costs associated with such arbitration proceedings shall be shared equally.

     16. MERGER. This Agreement expresses in full the understanding of Employer and Executive, and all promises, representations, understandings, arrangements and prior agreements with regard to Executive's employment by Employer are merged herein.

     17. WAIVER. Failure by either party hereto to insist upon strict adherence to any one or more of the covenants or terms contained herein, on one or more occasions, shall not be construed to be a waiver nor deprive such party of the right to require strict compliance with the same thereafter.

     18. AMENDMENTS. No amendments hereto, or waivers or releases of obligations or liabilities hereunder, shall be effective unless agreed to in writing by all parties hereto.

     19. COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Employment Agreement to be executed effective as of the date first written above.


                                   NAC Re Corp.


                                   By:/S/RONALD L. BORNHUETTER
                                      --------------------------------------
                                      Its Chairman and Chief
                                          Executive Officer


                                   NAC Reinsurance Corporation


                                   By:/S/RONALD L. BORNHUETTER
                                      --------------------------------------
                                      Its Chairman and Chief
                                          Executive Officer

                                   /S/NICHOLAS M. BROWN, JR.
                                   -----------------------------------------
                                   Nicholas M. Brown, Jr.